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                                                                   Exhibit 10.03


                              EMPLOYMENT AGREEMENT



              THIS AGREEMENT is made as of January 1, 1994, between Gerald W. Medlin, an individual residing at 7681 Dunsinane Drive, Dublin, Ohio 43017 ("Employee"), and Cardinal Distribution, Inc. an Ohio corporation (the "Company" or "Cardinal").


              IN CONSIDERATION of the mutual covenants and promises herein contained, Employee and the Company hereby agree as follows:


              1. For the period commencing as of the date first set forth above (the "Effective Date") and continuing for a period ending on the fifth anniversary of the Effective Date (the "Employment Term"), the Company shall employ Employee, and Employee shall work for the Company in a managerial capacity and shall perform such duties as shall be determined from time to time by the Company's Chairman or President. While employed hereunder, Employee shall devote his full business time, effort, skill and attention to the Company's affairs (excepting periods when Employee acts as an advisor to family businesses or affairs, so long as such activities do not interfere with the performance of his duties hereunder, and periods of vacation, illness, leave of absence or Disability (as defined below)).


              2. During the Employment Term, the Company shall pay Employee as base salary the amount of $151,000 per annum, such amount to be payable in accordance with the Company's standard practices in the payment of salaries to its salaried employees. Employee shall be eligible to receive annual increases to his base salary in accordance with the general practices of the Company applicable to its management personnel. Employee shall also be eligible to receive the following benefits:


           (i) Employee shall be eligible to receive annual incentive bonuses for the fiscal years ending during the Employment Term, to be determined and payable at the discretion of the Company's Board of Directors and in accordance with performance criteria generally applicable to Cardinal's other management personnel; with an annualized target bonus of at least 38% of his base salary, which for the fiscal year ended March 31, 1994 ("Fiscal 1994"), is calculated to be $57,380;


           (ii) Employee shall be eligible for the grant of stock options in accordance with the standard practice for Cardinal management personnel pursuant to Cardinal's Stock Incentive Plan;


           (iii) Employee shall be eligible to participate in the Company's group health, life, disability, profit sharing and other employee benefit plans generally
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                    offered to the Company's employees in accordance with the
                    standard terms and conditions of such plans from time-to-time;


            (iv) Employee shall be eligible to receive the number of paid vacation days in each calendar year granted from time to time to Cardinal's other management personnel. Employee shall also be eligible to receive all paid holidays given by Cardinal to its other management personnel. The vacation and holiday benefits hereunder shall not be cumulative;


            (v) During the Employment Term, the Company shall, upon Employee's submission of proper supporting documentation, promptly reimburse Employee for all items of travel, entertainment, and miscellaneous expenses reasonably incurred by Employee on behalf of the Company or any Company Affiliates (as defined in paragraph 3) and which meet Cardinal's then-standard criteria for reimbursing expenses; and


            (vi) During the Employment Term, the Company shall pay Employee an annualized car allowance of not less than $5,500 payable in monthly equal installments.


              3. From and after the date hereof, Employee shall not disclose to any person, association, firm, corporation or other entity (other than Cardinal or any subsidiary of Cardinal ("Company Affiliates") or in the routine performance of his duties as an employee of Cardinal), in any manner, directly or indirectly, any confidential or proprietary information or data of the Company or any Company Affiliates whether of a technical or commercial nature, or use or assist any person, association, firm, corporation or other entity (other than the Company or any Company Affiliates) to use, in any manner, directly or indirectly, any such information or data, excepting only use of such data or information (i) as is required by applicable law or (ii) as is at the time generally known to the public and which did not become generally known through the breach of any provision of paragraphs 3, 4, 5 or 6 hereof by Employee.


            4. During the Employment Term and any additional period he is employed by the Company or any Company Affiliate (whether pursuant to an express or implied contract or as an employee at will), Employee shall not, directly or indirectly, whether as an individual on his own account, or as a shareholder, partner, joint venturer, director, officer, employee, consultant, creditor and/or agent or otherwise:


            (a) Enter into, accept employment with, or otherwise engage in any business which competes with the business and activities carried on by the Company or any Company Affiliates during such period (the "Business");


            (b) Solicit customers or business patronage which results in competition with the Business; or

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            (c)      Promote or assist, financially or otherwise, any person,
                     firm, association, corporation or other entity engaged in any business which competes with the Business; provided, however, that the foregoing covenant shall not be deemed to have been violated solely by the ownership of shares of any class of capital stock of any publicly traded corporation so long as the aggregate holdings of Employee represent less than 1% of such corporation's outstanding capital stock.


            (d) The Company shall have the right to elect to have the foregoing provisions of paragraph 4 apply for an additional period (the "Extension Period") beginning on the later of (i) the day the Employee's employment with the Company terminates, and (ii) the first day after the end of the Employment Term, and ending on the earlier of
                     (x) the first anniversary of the first day of the Extension Period, and (y) the death of the Employee. The election to extend for the Extension Period shall be made by giving Employee notice of such election within 30 days after the later of (A) the expiration of the Employment Term, and (B) the actual termination of Employee's employment with the Company. If the Company elects to exercise the Extension Period, then the Company shall be obligated to continue to pay Employee his base salary in effect as of the date immediately preceding the beginning date of the Extension Period.


                     Notwithstanding the foregoing if, as a result of, or in connection with, any cash tender offer, exchange offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing (collectively, a "Change in Control"), the persons who were directors of the Company immediately prior to the Change in Control shall cease to constitute a majority of the Board of Directors of the Company, then Employee's obligations under this paragraph 4 shall terminate immediately (rather than one year after or otherwise) the termination of his employment with the Company.


                     As additional compensation for Employee's covenants contained in this paragraph 4, Employee shall receive a grant of 1,800 restricted shares under Cardinal's Stock Incentive Plan on or about March 1, 1994, contingent upon Employee"s continued employment with the Company through that date. These restricted shares will vest in equal annual increments of one-third each on the third, fourth and fifth anniversaries of the grant date; provided, however, that if Employee's employment is terminated Without Cause by Cardinal (as defined in paragraph 9, below) prior to the fifth anniversary of the grant date, then Cardinal shall (at its option) either (i) accelerate the vesting on any unvested portion of the 1,800 share grant and the 4,375 share grant previously made to Employee on May 15, 1991 (collectively, the "Eligible Restricted Shares"), or (ii) pay Employee the equivalent cash value of the unvested Eligible Restricted Shares, valued as of the date Employee's employment with Cardinal is so terminated.

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             5.      During the Employment Term and any additional period he is employed by the Company or any Company Affiliate and continuing through the end of the Extension Period, Employee agrees that he shall not take any action which would interfere with contractual relationships of the Company or any Company Affiliates with customers, suppliers, employees or others, any action which disparages or diminishes the reputation of the Company or any Company Affiliates, or any action which diverts customers of the Company or any Company Affiliates. It is understood that acts taken by Employee during the Employment Term in the good faith performance of his duties as specified in this Agreement shall not provide the Company with any claim under this paragraph 5.


             6. Employee understands that in the Company's view it is essential to the successful operation of the business of the Company and any Company Affiliates that the Company and any Company Affiliates retain substantially unimpaired (to an extent determined by the Company in its sole discretion) the Company's and any Company Affiliate's operating organization. Employee agrees that he shall not, without the prior written consent of the Company, whether directly or indirectly, employ, whether as an employee, officer, director, agent, consultant or independent contractor, or solicit the employment of, any person who was or is at any time during the previous 12 months an employee, representative, officer or director of the Company or any Company Affiliate.


             7. Employee acknowledges and agrees that the Company's remedy at law for any breach of any of Employee's obligations under paragraphs 3, 4, 5 or 6 hereof would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of paragraphs 3, 4, 5 or 6 (without the necessity of proof of actual damage).


             8. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, Employee and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision thereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.


             9. (a) Notwithstanding anything herein to the contrary, this Agreement shall terminate and no payment of any compensation shall be made to Employee except for services previously rendered to the Company by Employee and for such other employee benefits in which Employee has a vested interest, in the following events:


           (i) If Employee has engaged in fraud, embezzlement, willful misconduct or is involved in conduct which violates (excluding immaterial violations of) Cardinal's Standards of Business Conduct-Statement of Policy applicable to Cardinal management personnel; and

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            (ii)     Upon Employee's death or Disability. "Disability" shall
                     mean the incapacity of Employee, due to physical or mental illness or other physical disability, to perform his duties hereunder, where a physician selected by agreement of Employee and the Company is of the opinion that such incapacity will continue for a period of at least 180 days; and


            (iii) Employee quits or fails or refuses faithfully to perform his duties for the Company when and to the extent reasonably requested by the Company's Chairman or President to do so and does not correct such failure within thirty (30) days after notice to do so, it being understood that this standard is intended to assure the Company of the reasonable attendance, efforts and good faith business attention of Employee to his duties on behalf of the Company but may not be relied upon by the Company to terminate Employee based upon the operating performance of the Company.


                     (b) In addition, the Company may terminate this Agreement for any cause or without cause, other than as specifically set forth in paragraph 9(a)(referred to herein as "Without Cause"); provided, however, that the Company shall in such circumstances be obligated to continue to pay Employee his base salary for and during the unexpired portion of the Employment Term. In the event of such termination, any amount received by Employee from another employer after termination of Employee's employment pursuant to this paragraph 9(b) shall reduce the amounts payable by the Company to him hereunder.


            10. This Agreement shall be binding on and inure to the benefit of Employee, his heirs, executors, administrators, and other legal representatives and shall be binding on and inure to the benefit of the Company, Company Affiliates and their respective successors and assigns. The failure of either party at any time or from time to time to require performance of the other party's obligations under this Agreement shall in no manner affect the right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any subsequent or prior breach. The covenants and agreements of Employee contained in paragraphs 3, 6, 7 and 8 shall survive and remain in full force and effect beyond the Employment Term. Paragraphs 4 and 5 shall survive and remain in full force and effect until the end of the Employment Term and any additional period Employee is employed by the Company or any Company Affiliates, and during any Extension Period.


            11. Whenever the context of this Agreement requires, words used in the singular shall be construed to mean and include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine, or neuter gender.

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            12.      No amendment, modification or waiver of any provision of
this Agreement, nor consent to any departure by Employee therefrom, shall be effective unless the same shall be in writing and signed by the Company.


            13. All notices, requests, demands and other communications required or permitted under the Agreement shall be deemed to have been duly given and made if in writing and served either by personal delivery to the party for whom it is intended or one business day after having been dispatched by a nationally recognized overnight courier service bearing the address shown on the first page of this Agreement for, or such other address as may be designated in writing hereafter by, such party.


            14. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall be one and the same instrument.


            15. This Agreement shall be governed by the laws of the State of Ohio. In any lawsuit or other legal proceeding relating to this Agreement, any court of competent jurisdiction situated in Franklin County, Ohio shall have exclusive jurisdiction and venue relating to such suit or other legal proceeding.



       IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this instrument on the day first above written.


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
Signed in the presence of:                        EMPLOYEE


      George H. Bennett, Jr.                                  GERALD W. MEDLIN
- --------------------------------------            ----------------------------------------
         Sandra M. Stein                                      GERALD W. MEDLIN
- -------------------------------------



                                                  CARDINAL DISTRIBUTION, INC.


      George H. Bennett, Jr.                                J.C. Kane
- --------------------------------------            By: ------------------------------------
         Sandra M. Stein                                           1/5/94
- --------------------------------------            By: ------------------------------------
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